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                                                                     EXHIBIT 5.1

                     [ANDREWS & KURTH L.L.P. LETTERHEAD]

                              December 18, 1995

Income Opportunity Realty Investors, Inc.
10670 North Central Expressway, Suite 300
Dallas, Texas  75231


         Re:     Income Opportunity Realty Investors, Inc.
                 Registration Statement on Form S-4
                 791,444 shares of Common Stock, par value $.01 per share


Ladies and Gentlemen:


         We have acted as counsel for Income Opportunity Realty Investors, Inc., a Nevada corporation (the "Company"), in connection with a Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering shares of the Company's common stock, par value $.01 per share ("Common Stock"), to be offered in connection with the proposed merger (the "Merger") of Income Opportunity Realty Corporation, a California corporation (the "California Corporation") (the successor in interest to Income Opportunity Realty Trust, a California real estate investment trust (the "Trust")) with and into the Company. In that capacity, we have examined the charter and bylaws of the Company, the Registration Statement, the resolutions of the Company's
Board of Directors authorizing the Merger and the issuance of 791,444 shares of Common Stock pursuant thereto, and such other materials and matters as we have deemed necessary to the issuance of this opinion.



         In all such examinations, we have assumed the genuineness of all signatures, the authority to sign of all signatories, the due execution of all original and certified documents, and the conformity to the original and certified documents of all copies submitted to us as conformed, photostatic or facsimile copies. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers of the Company, public officials and others. In addition, we have assumed that the Agreement and Plan of Merger to be entered into between the California Corporation and the Company in connection with the Merger (the "Merger Agreement") will become effective substantially in the form included in the Registration Statement (with all blanks duly completed) and that the Merger will be consummated as described in the Registration Statement and pursuant to and in accordance with the Merger Agreement.


         Based upon such examination and the qualifications herein specified and in reliance thereon, we are of the opinion that the 791,444 shares of Common Stock have been duly and validly authorized and reserved for issuance, and, when issued pursuant to the terms of the Merger
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Income Opportunity Realty Investors, Inc.
December 18, 1995
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Agreement as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.


         In rendering the foregoing opinion, (i) we express no opinion as to the laws of any jurisdiction other than the applicable laws of the State of Nevada, and we assume no responsibility as to the applicability thereto, or effect thereon, of the laws of any other jurisdiction, and (ii) we have relied solely on, and our opinion is subject to the limitations and assumptions set forth in, the opinion of Kummer Kaempfer Bonner & Renshaw, dated of even date herewith and addressed to the Company and upon we are authorized to rely (and which will be filed as Exhibit 5.2 to the Registration Statement). We have made no independent examination of the laws of the State of Nevada.



         This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal matters" in the Registration Statement and Proxy Statement/Prospectus that is a part thereof. By giving such consent, we do not hereby admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.


                                            Very truly yours,

                                            ANDREWS & KURTH L.L.P.




                                            By: /s/ DAVID BARBOUR

                                               ----------------------------
                                               David Barbour, Partner